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                                                                EXHIBIT NO. 16.1



November 16, 2000


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Re:  Pacific CMA, Inc.

We have read the disclosure concerning change in accountants contained in Part II Item 5 of Form 10-QSB of Pacific CMA, Inc. ("the registrant") dated September 30, 2000, and agree with the statements contained therein.

Very truly yours,


COMISKEY & COMPANY
PROFESSIONAL CORPORATION



/S/ JENNIFER MALIAR
---------------------------------
Jennifer Maliar, C.P.A.